UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2012
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Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado 80525
(Address of principal executive offices)

Registrant's telephone number, including area code: (970) 221-4670

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The information in this Form 8-K that is furnished under “Item 7.01 Regulation FD Disclosure” and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On March 23, 2012, Advanced Energy Industries, Inc. (the "Company") issued its Annual Report to Shareholders which includes its Letter to Stockholders. The letter includes new information on the progress of the share repurchase program and updates the cumulative cost reduction initiatives that have been implemented.

As of the end of February, the Company has repurchased approximately 3.3 million shares of stock for an aggregate price of $35.3 million.

The Company has achieved annual cost savings of approximately $26 million as of March 20, 2012 and is putting in the necessary measures so that these costs do not return.

The Letter to Stockholders is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit is furnished pursuant to Item 7.01:

99.1     Letter to Stockholders

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Danny C. Herron
Date: March 23, 2012	Danny C. Herron
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Letter to Stockholders